EXHIBIT 23.4
                          CONSENT OF FINANCIAL ADVISOR


We consent to the use of our fairness opinion letter dated October 17, 2002 in the Prospectus/Proxy Statement forming a part of the Registration Statement on Form S-4 filed by First Security Group, Inc. in connection with its acquisition of Premier National Bank of Dalton. We further consent to the references to our fairness opinion letter and the analysis conducted by us and the use of our name in such Proxy Statement/Prospectus.



/s/  PROFESSIONAL BANK SERVICES, INC.

PROFESSIONAL BANK SERVICES, INC.
Louisville, Kentucky
December 13, 2002


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